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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Kimball International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

NOTICE OF ANNUAL MEETING OF SHARE OWNERS
ANNUAL MEETING OF SHARE OWNERS
PROXY STATEMENT
VOTING INFORMATION
SHARE OWNER PROPOSALS
SHARE OWNER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
SHARE OWNERSHIP INFORMATION
ELECTION OF DIRECTORS
INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS
COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
APPROVAL PROCESS FOR SERVICES PERFORMED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KIMBALL INTERNATIONAL, INC.

1600 Royal Street
Jasper, Indiana 47549
(812) 482-1600

NOTICE OF ANNUAL MEETING OF SHARE OWNERS

to be held October 17, 2006

To the Share Owners of Kimball International, Inc.:

      The annual meeting of our Share Owners of KIMBALL INTERNATIONAL, INC., an Indiana corporation (the “Company”), will be held at the principal offices of the Company, 1600 Royal Street, Jasper, Indiana on Tuesday, October 17, 2006, at 9:30 A.M., Central Daylight Time, for the following purposes:

      1. To elect eleven Directors of your Company.

      2 To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on August 15, 2006, for determining our Share Owners entitled to notice of and to vote at the meeting and any adjournments thereof. Only Share Owners of record at the close of business on that date will be entitled to vote. Voters of the shares of the Company’s Class A Common Stock are entitled to elect ten Directors and to vote upon all other matters properly presented at the meeting. Voters of the shares of the Company’s Class B Common Stock are entitled to elect one Director but are not otherwise entitled to vote.

      A proxy, being solicited on behalf of the Board of Directors, is enclosed along with a return envelope, which requires no postage if mailed in the United States. If you own shares of both Class A Common Stock and Class B Common Stock, you will receive a Class A proxy and a Class B proxy in separate mailings.

By Order of the Board of Directors

JOHN H. KAHLE, Secretary

September 7, 2006

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE

PROMPTLY BY SIGNING, DATING, AND MAILING THE ACCOMPANYING PROXY
CARD OR VOTE BY TELEPHONE OR THE INTERNET BY FOLLOWING THE
INSTRUCTIONS ON THE CARD. THE PROXY IS REVOCABLE AND WILL NOT
AFFECT YOUR RIGHT TO VOTE IF YOU ATTEND THE MEETING IN PERSON.

       PLEASE NOTE THE FOLLOWING ADMITTANCE PROCEDURES IF YOU DECIDE TO ATTEND IN PERSON:

1. FOR REGISTERED SHARE OWNERS, AN ADMISSION TICKET IS INCLUDED WITH THE PROXY VOTING CARD. THIS TICKET, ALONG WITH A PHOTO IDENTIFICATION, WILL ADMIT YOU TO THE ANNUAL MEETING.

2. FOR BENEFICIAL HOLDERS (if you hold your shares through a broker or other nominee in “street” name), AN ADMISSION TICKET IS PRINTED BELOW FOR YOUR USE. ADMITTANCE FOR BENEFICIAL HOLDERS WILL REQUIRE THIS TICKET PLUS:

A. PRESENTATION OF A PHOTO IDENTIFICATION, AND

B. HIS OR HER NAME IS ON OUR SHAREHOLDER LIST OR A RECENT BROKERAGE STATEMENT SHOWING SHARE OWNERSHIP AS OF AUGUST 15, 2006 IS PRESENTED.

3. ANY SHARE OWNER WITHOUT AN ADMISSION TICKET WILL BE ADMITTED ONLY ON THE FOLLOWING CONDITIONS:

A. PRESENTATION OF A PHOTO IDENTIFICATION, AND

B. HIS OR HER NAME IS ON OUR SHAREHOLDER LIST OR A RECENT BROKERAGE STATEMENT SHOWING SHARE OWNERSHIP AS OF AUGUST 15, 2006 IS PRESENTED.
ADMISSION TICKET
Please bring this ticket if you choose to attend the Annual Meeting.
It will expedite your admittance when presented upon your arrival.
A photo identification and current brokerage statement will also be required.
KIMBALL INTERNATIONAL, INC.
Annual Meeting of Share Owners
Tuesday, October 17, 2006
9:30 a.m. CDT
1600 Royal Street
Jasper, IN 47549
812-482-1600
                                                  NAME:

KIMBALL INTERNATIONAL, INC.

1600 Royal Street,
Jasper, Indiana 47549,
(812) 482-1600

ANNUAL MEETING OF SHARE OWNERS

October 17, 2006

PROXY STATEMENT

          This Proxy Statement and the accompanying proxy are being mailed to our Share Owners of KIMBALL INTERNATIONAL, INC. (the “Company”) on or about September 7, 2006, and are furnished in connection with the Board of Directors’ solicitation of proxies to be used at the Annual Meeting of Share Owners to be held October 17, 2006, at the time and place and for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Share Owners accompanying this Proxy Statement.

      Any of our Share Owners who properly deliver a proxy may revoke their proxy at any time prior to the voting thereof by either filing a written revocation with the Secretary of the Company, submitting another properly delivered proxy by telephone, via the Internet or by mail with a later date, requesting the return of the proxy from the Secretary prior to the vote, or attending the meeting and so requesting, although attendance at the meeting will not by itself revoke a previously granted proxy.

      The entire cost of soliciting proxies will be borne by your Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and electronic mail by Directors, Officers, and employees of your Company without extra compensation. Your Company will also reimburse brokerage houses, custodians, nominees, and fiduciaries for actual expenses incurred in forwarding proxy material to beneficial owners.

      Our Annual Report to our Share Owners and Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2006, accompany this Proxy Statement.

VOTING INFORMATION

      Only Share Owners of record at the close of business on August 15, 2006, will be entitled to vote at the Annual Meeting. On that date, there were outstanding 12,318,867 shares of Class A Common Stock and 25,934,431 shares of Class B Common Stock. Each share of Class A Common Stock is entitled to one vote with respect to the election of ten Directors and any other matters submitted to a vote at the meeting. Each share of Class B Common Stock is entitled to one vote with respect to the election of one Director but otherwise is not entitled to vote.

      The presence of a quorum requires that a majority of outstanding shares of each class of stock be present at the meeting by proxy or in person. With a quorum present at the meeting, Directors will be elected by the plurality of the votes cast by the shares entitled to vote in the election at the meeting (i.e., the nominees receiving the highest number of votes cast in each category will be elected). Accordingly, the election of Directors will not be affected if you choose to not vote your shares or if you withhold authority to vote your shares. If you hold your shares through a broker or other nominee (in “street” name), you should instruct the broker or nominee as to how you want to vote. Withholding authority or “broker non-votes” will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

      If you are a registered Share Owner, you can simplify your voting and save your Company expense by voting via telephone or the Internet. Telephone or Internet voting information is provided on the proxy card. A control number is designated on the proxy card to verify a Share Owner’s identity, allowing the Share Owner to vote the shares and confirm that the voting instructions have been recorded properly. If you vote via telephone or the Internet, please do not return a signed proxy card. If your shares are held in the name of a bank or broker, you may be able to vote via telephone or the Internet by following the instructions on the proxy form you receive from your bank or broker.

      All properly delivered proxies will be voted. In the absence of contrary direction, the proxies will be voted FOR the election of each of the named nominees to the Board. Shares held by participants in the Company’s retirement plan will be voted in accordance with the participant’s direction in his or her proxy unless such proxy is not timely received, in which case the trustee of the retirement plan will vote the shares in the same proportion as the shares for which the trustee received timely participant direction.

      The Board of Directors knows of no other matters that may come up for action at the meeting. However, if any other matter properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment on such matter using the discretionary authority granted in the proxy form.

SHARE OWNER PROPOSALS

      Proposals which are desired to be presented at the 2007 Annual Meeting by Share Owners and included in the Company’s Proxy Statement for that meeting must be received by the Company at its principal executive offices, 1600 Royal Street, Jasper, Indiana 47549, no later than May 10, 2007. Such proposals, however, must meet certain requirements of regulations of the Securities and Exchange Commission (SEC) for inclusion in the Company’s Proxy Statement. A Share Owner wishing to bring a proposal before the Annual Meeting of Share Owners in 2007 (but not include the proposal in the Company’s Proxy Statement), must cause written notice of the proposal to be received by the Secretary of the Company at its principal executive office by no earlier than June 29, 2007, and no later than July 19, 2007. The written notice must also meet additional requirements as stated in the Company’s By-laws, a copy of which is available upon written request directed to the Secretary of the Company.

SHARE OWNER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

      Share Owners may communicate with Board members by sending comments in care of the Secretary of the Company at 1600 Royal Street, Jasper, IN 47549. The Secretary has the discretion to forward the correspondence to the Director, or if circumstances dictate, to other departments within the Company to which such communication is more appropriately addressed. A log of correspondence received and copies of the correspondence are available to any Director who wishes to review it.

SHARE OWNERSHIP INFORMATION

      Under regulations of the SEC, persons who have power to vote or invest in or dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial holders of such shares. Because the voting or investment power of certain shares listed in the following table is shared, the same securities in certain cases are listed opposite more than one name in the table. The total number of shares of the Company listed in the table for all Executive Officers and Directors as a group, after elimination of such duplication, is 4,561,734 shares of Class A Common Stock (37.0% of the outstanding) and 2,510,624 shares of Class B Common Stock (9.5% of the outstanding), as of the date noted below.

      Set forth in the following table are the beneficial holdings as of August 9, 2006, of the Company’s Class A Common Stock and Class B Common Stock on the basis described above for: (i) each person, known to your Company who may be deemed to beneficially own more than 5% of either class of your Company’s outstanding shares; (ii) each Director; (iii) each “Named Executive Officer” as listed in the Summary Compensation Table elsewhere in this Proxy Statement; and (iv) all Directors and Executive Officers as a group:

		Shares Beneficially Owned(a)(b)

		Sole Voting		Shared
		and		Voting and
		Investment		Investment	Percent
Name		Power		Power	of Class

HOLDERS OF MORE THAN 5% OF THE OUTSTANDING SHARES OF EITHER CLASS

Douglas A. Habig	Class A	812,803		1,884,251	21.9%
1600 Royal Street	Class B	408,756	(c)	536,348	3.6%
Jasper, Indiana 47549

John B. Habig	Class A	624,746		1,871,435	20.3%
1500 Main Street	Class B	255,720		508,714	2.9%
Jasper, Indiana 47546

A. C. Sermersheim Family Limited Partnership(e)	Class A	None		811,000	6.6%
1113 West 14th Street	Class B	None		148,576	(d	)
Jasper, Indiana 47546

Barbara J. Habig(f)	Class A	719,726		None	5.8%
4949 Lampkins Ridge Road	Class B	117,451		None	(d	)
Bloomington, IN 47401

Dimensional Fund Advisors, Inc.(f)	Class A	None		None	None
1299 Ocean Avenue, 11th Floor	Class B	2,119,180		None	8.2%
Santa Monica, CA 90401

Barclay Global Investors NA (CA)(f)	Class A	None		None	None
45 Fremont Street	Class B	1,328,570		None	5.1%
San Francisco, CA 94105

DIRECTORS (NOT LISTED ABOVE) AND NAMED EXECUTIVE OFFICERS:

James C. Thyen	Class A	343,734		117,772	3.7%
	Class B	174,983	(c)	285,102	1.8%

Ronald J. Thyen	Class A	260,448		104,956	3.0%
	Class B	157,088	(c)	257,468	1.6%

John T. Thyen	Class A	316,084		104,956	3.4%
	Class B	62,770	(c)	257,468	1.2%

Brian K. Habig	Class A	184,517		None	1.5%
	Class B	32,813		None	(d	)

Dr. Jack R. Wentworth	Class A	None		None	None
	Class B	13,088	(c)	None	(d	)

Christine M. Vujovich	Class A	None		None	None
	Class B	15,388	(c)	None	(d	)

Polly B. Kawalek	Class A	None		None	None
	Class B	14,967	(c)	None	(d	)

Harry W. Bowman	Class A	None		None	None
	Class B	9,215	(c)	None	(d	)

		Shares Beneficially Owned(a)(b)

		Sole Voting		Shared
		and		Voting and
		Investment		Investment	Percent
Name		Power		Power	of Class

Geoffrey L. Stringer	Class A	None		None	None
	Class B	9,601	(c)	None	(d	)

Gary P. Critser	Class A	2,700		None	(d	)
	Class B	44,543		None	(d	)

P. Daniel Miller	Class A	3,320		None	(d	)
	Class B	91,213	(c)	None	(d	)

Donald D. Charron	Class A	3,160		None	(d	)
	Class B	96,803	(c)	None	(d	)

Robert F. Schneider	Class A	6,876		None	(d	)
	Class B	87,661	(c)	None	(d	)

All Executive Officers and Directors	Class A	2,572,527		1,989,207	37.0%

as a Group (19 persons)	Class B	1,716,808	(c)	793,816	9.5%

(a)	Based upon information obtained from the Executive Officers, Directors, and beneficial owners (according to the definition of “beneficial ownership” under the regulations of the SEC). Class A Common Stock is convertible at the option of the holder to Class B Common Stock on a share-for-share basis. Amounts are reported and percentages are calculated on an unconverted basis.

(b)	Includes shares owned by spouse and children living in the household of the individuals listed. Also includes shares held by limited partnerships, foundations, and trusts over which listed individuals have shared voting and investment power. Beneficial ownership is disclaimed as to such shares and as to all other shares over which the named person does not have full beneficial rights.

(c)	Class B shares include shares receivable by Directors and Executive Officers upon exercise of stock options which are exercisable within sixty days after August 9, 2006, as follows: Douglas A. Habig 144,040 shares; James C. Thyen 84,000 shares; Ronald J. Thyen 2,082 shares; John T. Thyen 2,037 shares; Dr. Jack R. Wentworth 1,477 shares; Christine M. Vujovich 1,891 shares; Polly B. Kawalek 1,320 shares; Harry W. Bowman 1,624 shares; Geoffrey L. Stringer 535 shares; P. Daniel Miller 55,000 shares; Donald D. Charron 68,054 shares; Robert F. Schneider 68,500 shares; and all Executive Officers and Directors as a group 627,060 shares. The percentage of Class B shares owned by each person, or group, is determined by including in the number of Class B shares outstanding those Class B shares issuable to such person or group, assuming exercise of stock options which are exercisable within sixty days after August 9, 2006.

(d)	Totals are under one percent of the outstanding class of stock.

(e)	This information is derived from notification received by the Company on Schedule 13D and other communications. As disclosed in the Schedule 13D, Jane M. Hackman, Shirley A. Lewis, and Ronald J. Sermersheim each have joint voting and investment power of the shares listed. In addition, Ms. Hackman, Ms. Lewis, and Mr. Sermersheim each vote individually and own on a direct basis, or through additional family partnerships, a total of 404,268 shares of Class A Common Stock and 1,043,598 shares of Class B Common Stock.

(f)	This information is derived from notification received by the Company on Schedules 13F or 13G or other communications. To the Company’s knowledge, the only other record owner of Class A and B Common Stock having more than 5% of the voting or investment power of such class of security is Cede & Co. The Company is informed that Cede & Co. is a nominee name for The Depository Trust Company, a stock clearing corporation. The shares of Common Stock held by Cede & Co. are believed to be held for the accounts of various brokerage firms, banks and other institutions, none of which, to the Company’s knowledge, owns beneficially more than 5% of such stock except as noted.

ELECTION OF DIRECTORS

      At the Annual Meeting, eleven Directors, constituting the full Board, are to be elected to hold office until the next Annual Meeting of our Share Owners or until their successors are duly elected and qualified. Holders of shares of the Company’s Class A Common Stock are entitled to elect ten Directors, and holders of shares of the Company’s Class B Common Stock are entitled to elect one Director. Each nominee is currently serving as a Director of the Company. Each nominee has consented to continue to serve as a Director. If for any reason any such nominee shall become unable or unwilling to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the accompanying proxy. The Board of Directors has no reason to believe that any such nominee will be unable to serve. The nominees are:

Nominees for Election As Directors

By Holders of Class A Common Stock

		Director
Name	Principal Occupation	Since

Douglas A. Habig (a)	Chairman of the Board of Directors of your Company; age 59	1973

James C. Thyen (b)	President and Chief Executive Officer of your Company; also Director of FM Global; age 62	1982

John B. Habig (a)	Chairman of the Board of Directors of SVB&T Corporation, a Bank Holding Company; Former Senior Executive Vice President, Operations Officer, Electronics Segment of your Company; age 73	1956

Ronald J. Thyen (b)	Retired; Former Senior Executive Vice President, Operations Officer, Assistant Secretary of your Company; age 69	1973

John T. Thyen (b)	Retired; Former Senior Executive Vice President, Strategic Marketing of your Company; age 67	1990

Christine M. Vujovich	Vice President, Marketing and Environmental Policy, Cummins, Inc.; age 54	1994

Polly B. Kawalek	Retired; Former Senior Vice President and President, Quaker Foods, PepsiCo Beverages and Foods; also Director of Martek Biosciences Corp.; age 51	1997

Harry W. Bowman	Retired; Former President and Chief Executive Officer of The Stiffel Company; age 63	2000

Geoffrey L. Stringer	Retired; Former Executive Vice President, Bank One Corporation and Chief Executive Officer, Bank One Capital Corporation; age 63	2003

Gary P. Critser	Retired; Former Senior Executive Vice President, Secretary and Treasurer of your Company; age 69	2004

Nominee for Election As Director

By Holders of Class B Common Stock

		Director
Name	Principal Occupation	Since

Dr. Jack R. Wentworth	Retired; Arthur M. Weimer Professor Emeritus of Business Administration, Indiana University; former Dean of the Kelley School of Business, Indiana University; age 78	1984

(a)	Douglas A. Habig and John B. Habig are brothers.

(b)	Ronald J. Thyen, James C. Thyen and John T. Thyen are brothers.

      Effective October 2005, Mr. Brian K. Habig began assisting the Board in its deliberations as a fully-compensated, non-voting Director Emeritus. Prior to that, he had served on the Board as a regular member for 13 years. Mr. Habig currently is self-employed and formerly served as Human Resources Manager, flexcel — Danville, a seating manufacturing division of your Company. Mr. Habig is the nephew of Douglas and John Habig. His term as Director Emeritus will expire in October 2007.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

      The Board consists of a majority of “independent directors,” as defined by the listing standards of The NASDAQ Stock Market, LLC (“Nasdaq”) and the Board of Directors has determined that such independent directors have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a Director. The independent directors to be elected are Ms. Vujovich, Ms. Kawalek, and Messrs. Bowman, Stringer, Critser, and Wentworth. The independent directors meet in regularly scheduled executive sessions.

      Your Board currently has four standing Committees: the Executive Committee, the Audit Committee, the Governance and Nominating Committee, and the Compensation Committee. The Executive Committee currently consists of: Douglas A. Habig (Chairperson), John B. Habig, James C. Thyen, and Ronald J. Thyen. The By-laws of the Company provide that, except to the extent limited by Indiana law, the Executive Committee may exercise all powers of the Board of Directors (by meeting or unanimous written consent) with reference to the conduct of the business of your Company during the intervals between the meetings of the Board. During the 2006 fiscal year, the Board of Directors met seven times while the Executive Committee did not meet, but acted by unanimous written consent on two occasions.

      The Audit Committee currently consists of four members of the Board: Harry W. Bowman (Chairperson), Polly B. Kawalek, Gary P. Critser, and Geoffrey L. Stringer. The Board has determined that Mr. Critser is an “Audit Committee financial expert” as defined by the rules of the SEC. All Audit Committee members, including the Audit Committee financial expert, are not salaried employees of the Company and, in the opinion of the Board of Directors, meet the Nasdaq and SEC requirements with respect to independence and accounting experience. The Committee met seven times during the 2006 fiscal year.

      The current members of the Compensation Committee are: Dr. Jack R. Wentworth (Chairperson), Polly B. Kawalek, and Geoffrey L. Stringer. Each of the members of the Compensation Committee is “independent” as such term for compensation committee members is defined in the listing standards of Nasdaq and each is a “non-employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and each is an “Outside Director” as defined by the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee’s responsibilities consist of making all determinations with respect to the compensation of the Chief Executive Officer, review and approval of the compensation of Executive Officers, approving awards under your Company’s 2003 Stock Option and Incentive Plan, review and approval of the Company’s contribution to its Defined Contribution Retirement Plan, and approval of targets, certification of target achievement, and authorization of payments under the

Company’s 2005 Profit Sharing Incentive Bonus Plan. The Committee met four times during fiscal year 2006. A copy of the Committee’s Charter is available on the Company’s website at www.ir.kimball.com.

      The Governance and Nominating Committee’s responsibilities include advising the Board in matters of corporate governance, identification of individuals qualified to be Board members, Board member evaluations, orientation, and succession planning. The Governance and Nominating Committee currently consists of Christine M. Vujovich (Chairperson), Dr. Jack R. Wentworth, and Harry W. Bowman. Each of the members of the Committee is independent in accordance with Nasdaq’s listing requirements. A copy of the Committee’s Charter is available on the Company’s website at www.ir.kimball.com. The Committee met two times during fiscal year 2006.

      The Governance and Nominating Committee identifies potential nominees for Director based on specified objectives in terms of the composition of the Board, taking into account the need for broad and complementary experience and expertise. Nominees will be evaluated on the basis of established Board member criteria, including personal integrity, practical judgment, willingness to think independently, diverse experience and expertise, commitment to your Company’s mission, vision and guiding principles, and commitment to devote adequate time to Board duties and to serve over a period of time sufficient to understand the Company’s history, markets and business operations.

      The Governance and Nominating Committee also will consider candidates recommended by Share Owners. A Share Owner who wishes to recommend a Director candidate for consideration by the Governance and Nominating Committee should send such recommendation to the Secretary of the Company at 1600 Royal Street, Jasper, IN 47549, who will forward it to the Committee. Any such recommendation should include a description of the candidate’s qualifications for Board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the Share Owner and the candidate for more information. A Share Owner who wishes to nominate an individual as a Director candidate at the Annual Meeting of Share Owners, rather than recommend the individual to the Governance and Nominating Committee as a nominee, must comply with the advance notice requirements mandated by the Company’s By-laws and further explained in this Proxy Statement under “Share Owner Proposals.”

      All non-employee Directors receive compensation of $24,000 per year for service as Directors, and an additional $2,000 for each Board meeting attended. The Chairperson of the Audit Committee of the Board of Directors receives $3,500 per committee meeting, and other Audit Committee members receive $2,500 per committee meeting. Members of the Compensation and Governance and Nominating Committees receive $1,000 per committee meeting. Members of the Executive Committee receive no additional compensation for their service on the Committee.

      Your Company maintains the 2003 Stock Option and Incentive Plan, which allows Directors to elect to receive all or part of their annual retainer and meeting fees in shares of Class B Common Stock.

      In 1997, the Board of Directors adopted a plan whereby all members of your Board of Directors must own at a minimum your Company’s stock equal in value to three times the total annual fees earned as a Director, with a ten-year phase-in period to attain the ownership requirement.

      During fiscal year 2006, each incumbent Director attended in excess of 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board on which such Director served during his or her tenure. The Company expects its Directors to attend all Board meetings, as well as the Annual Meeting of Share Owners. All Directors attended the last Annual Meeting of Share Owners held on October 18, 2005.

Compensation Committee Interlocks and Insider Participation

      The members of the Compensation Committee during fiscal year 2006 were Dr. Jack R. Wentworth (Chairperson), Polly B. Kawalek and Geoffrey L. Stringer. None of the Compensation Committee members have ever been employed as an officer or employee of your Company or any of its subsidiaries, and none of the

Committee members during fiscal year 2006 were involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires that Company Directors, Executive Officers and greater-than-ten-percent Share Owners file with the SEC and the Company an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of Common Stock of the Company. Based solely on its review of such forms received by the Company and written representation from the Directors and Executive Officers that no other reports were required, the Company is unaware of any instances of noncompliance or late compliance with such filings during the fiscal year ended June 30, 2006.

CERTAIN TRANSACTIONS

      Effective April 18, 2006, your Company entered into an agreement with Ronald J. Thyen, director and former Executive Officer of your Company, for the sale of 159.5 acres of land located in Martin County, Indiana for the full independently-appraised value of $350,000. Such agreement was pre-approved by the Governance and Nominating Committee, an independent body of the Board of Directors, under a previously-adopted process for approval of related-party transactions with corporate Officers or Directors. The sale transaction closed in June 2006.

COMPENSATION OF EXECUTIVE OFFICERS

      The following table shows, for the fiscal years indicated, the aggregate compensation, including incentive compensation, paid by your Company to the Chief Executive Officer and the four other most highly compensated Executive Officers during fiscal year 2006 serving at year end (together, the “Named Executive Officers”) during the fiscal years ended June 30, 2006, 2005, and 2004:

Summary Compensation Table

					Long Term
		Annual Compensation			Compensation/Awards

					Restricted	Securities
				Other Annual	Stock Awards	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus (a)	Compensation (b)	(c)(d)	Options (#)	Compensation (f)

Douglas A. Habig	2006	$638,300	$729,588	$25,292	—	—	$24,548
Chairman of the Board	2005	638,300	212,085	20,766	675,450	—	6,356
	2004	638,300	268,155	20,135	820,020	49 (e)	7,860

James C. Thyen	2006	$770,610	$1,636,953	$34,635	—	—	$29,340
President,	2005	733,410	447,867	44,828	675,450	—	7,076
Chief Executive Officer	2004	650,740	272,882	28,053	820,020	—	7,860

P. Daniel Miller	2006	$434,940	$387,416	$60,461 (g)	—	—	$18,415
Executive Vice President,	2005	424,200	188,320	35,888	190,950	—	4,189
President-Furniture	2004	409,000	180,118	40,944	231,820	—	5,524

Donald D. Charron	2006	$441,300	$244,596	$14,636	—	—	$18,779
Executive Vice President,	2005	404,600	195,392	14,077	190,950	—	4,646
President-Kimball	2004	368,200	273,676	21,193	231,820	—	5,447
Electronics Group

Robert F. Schneider	2006	$363,400	$311,055	$13,137	—	—	$13,819
Executive Vice President,	2005	343,400	102,232	19,803	190,950	—	3,375
Chief Financial Officer	2004	327,000	144,339	34,568	231,820	—	3,988

(a)	Amounts shown represent bonus compensation and performance shares earned in the stated fiscal year and paid in the subsequent fiscal year. In 2004, 2005, and 2006 performance shares were valued based upon the stock price on 8/16/04, 8/16/05 and 8/15/06, respectively. Certain performance shares are applicable to performance measurement periods in future fiscal years. Those performance shares will only be granted to the executive if the performance measures are met. See “Stock Incentive Programs” in this Proxy Statement for additional information on the performance shares. The amounts shown in this column related to performance shares represent only performance shares earned in the stated fiscal year, and exclude potential earnings in future fiscal years. These awards are not considered long-term compensation because they are based on annual performance periods. For the performance shares earned in 2006, the Company intends to actually issue the shares in September 2006.

(b)	Includes benefits received by the executives, along with other officers and certain employees, from executive financial services programs, supplemental group medical, automotive allowances, personal use of company aircraft limited to transportation for spouses and executives related to a Board approved Executive Preventive Healthcare Program, the value of the services and related benefits provided pursuant to the Executive Preventive Healthcare Program, and other miscellaneous items. Pursuant to recent SEC guidance, the Company values the personal use of company aircraft for disclosure in this column at the aggregate incremental value of the benefit, which includes variable costs related to fuel, landing fees, crew expenses and other miscellaneous costs. Prior disclosures had valued the personal use of company aircraft using Standard Industry Fare Level (SIFL) rates, as published by the Internal Revenue Service. Amounts shown in the table for 2005 and 2004 have been updated from prior disclosures to reflect the new valuation methodology and to include the value of the services and related benefits provided pursuant to the Executive Preventive Healthcare Program in those years.

(c)	Aggregate restricted share units held as of June 30, 2006, were 94,800 shares at a value of $1,868,508 for each of Mr. Habig and Mr. Thyen and 26,800 shares at a value of $528,228 for each of Mr. Miller, Mr. Charron, and Mr. Schneider. Values in the table above are based upon the stock price on the grant date multiplied by the number of shares covered by the award.

(d)	Dividends are payable on restricted share unit awards at the vesting date.

(e)	Options granted under the Company’s 1996 Director Stock Compensation and Option Plan.

(f)	Consists of, on behalf of the named individuals, Company payments to retirement and supplemental employee retirement plans.

(g)	This amount includes $29,907 related to the value of medical and transportation services and benefits provided pursuant to the Executive Preventive Healthcare Program. This benefit is disclosed as a result of exceeding 25% of total other annual compensation amounts required to be disclosed under SEC regulations.

Cash Bonus Plans

      Your Company has provided, almost since its inception, a profit sharing incentive bonus plan for eligible salaried employees. This plan is formally known as the Kimball International, Inc. 2005 Profit Sharing Incentive Bonus Plan (the “Plan”) and was approved by the Share Owners in October 2005.

      The Plan includes profit determinations at three levels within the Company: (1) Worldwide for Company-wide performance (“Worldwide”); (2) at a Group level for certain combinations of Business Units (“Group”); and (3) at a Business Unit level for the performance of designated operations within the Company (“Business Unit”). All executive officers and other eligible employees participate at the Worldwide, Group, or Business Unit level, or a combination thereof.

      The goal of the Plan is to link an employee’s compensation with the long-term financial success of the Company. The intent is to encourage participants to think, act and be rewarded like owners, and to seek out and undertake initiatives that continuously improve the long-term performance of the Company.

      Executive officers and full-time salaried employees of the Company, except those covered under commission compensation programs, are eligible to participate in the Plan (“Participants”). The Plan measures profitability in terms of “economic profit”, generally equal to net income less the cost of capital. New capital expenditures are not included in computing the cost of capital for twelve months. The Compensation Committee of the Board of Directors (“Committee”) must approve the profitability goals (“Targets”) within the first 25% of the period of service to which the Targets relate, but not later than 90 days after the commencement of that period (“Relevant Time Period”). The Committee, within the Relevant Time Period, may make adjustments for non-operating income and loss and other profit-computation elements as it deems appropriate to provide optimal incentives for eligible employees. If other adjustments are necessary beyond the Relevant Time Period, the Named Executive Officers will not be eligible to receive any bonus resulting from such adjustments.

      The Plan establishes potential bonus amounts as a range of percentages of the Participant’s salary, with the bonus percentage increasing with higher levels of profitability. The Plan also establishes different bonus percentage ranges across several Participant categories, setting higher bonus percentage ranges for Participants who, by virtue of their responsibilities, are expected to have a greater effect on the Company’s profitability.

      At the highest responsibility levels, Participants may earn bonuses of up to 100 percent of base salary. The Plan is designed so that Participants will achieve maximum bonuses only if the Company achieves Targets comparable to those of leading public companies and/or its competitors. A Participant’s total bonus under the Plan may not exceed $1 million for any fiscal year.

      For a particular fiscal year, the Committee must approve the Targets, profit-computation adjustments, and any other conditions at the Worldwide and Group profitability levels within the Relevant Time Period. Company management determines the comparable features for each Business Unit profitability level.

      At the end of each fiscal year, but before Plan bonuses may be paid, the Committee must certify in writing that Targets and other conditions have been satisfied. The Committee does not have the discretion to increase the amount of any bonus for Named Executive Officers.

      The Board may amend or terminate the Plan effective for future fiscal years. The Board will not, however, amend the Plan without Share Owner approval if such approval is required to comply with Section 162(m) of the Internal Revenue Code or other applicable law or to comply with applicable stock exchange requirements.

      If a Participant’s bonus for the fiscal year does not exceed $2,000, the bonus will be paid in a single sum during the following August. Bonuses exceeding that amount will be paid during the following fiscal year in five cash installments — 50% in the following August and 12.5% in each of the following September, January, April, and June.

      If a Participant’s employment is terminated before a scheduled payment date, the former employee will not be entitled to receive that bonus payment or any subsequent bonus payment, unless the Participant’s termination was caused by retirement after attaining the country-specific retirement age (62 in the U.S.), death, or permanent disability, in which case, that Participant (or beneficiary, in the event of the participant’s death) will be entitled to receive all bonus payments for the previous fiscal year and a pro-rata share for the current fiscal year, all to be paid in full within 2 1/2 months after the end of the Company’s fiscal year.

      Because no single incentive plan is perfect and special situations occur where individual achievement may not be adequately recognized by the 2005 Profit Sharing Incentive Bonus Plan, there is a Supplemental Bonus Plan reviewed and approved on an annual basis by your Board of Directors where a maximum of 1.5%, on an after-tax basis, of the Company’s overall annual net income (before bonuses paid pursuant to the 2005 Profit Sharing Incentive Bonus Plan) may be designated and paid as supplemental bonuses to those eligible employees, including all Named Executive Officers, at the discretion of the Chairman of the Board and President, Chief Executive Officer.

Retirement Plans

      Your Company maintains a participant-directed retirement plan with a 401(k) provision for all eligible domestic employees (the “Retirement Plan”). The Retirement Plan provides for voluntary employee contributions as well as a discretionary annual Company contribution as determined by the Compensation Committee of the Board of Directors based on income of the Company as defined in the Retirement Plan. Each eligible employee’s Company contribution is defined as a percent of eligible compensation, the percent being identical for all eligible employees, including Executive Officers. Participant contributions are fully vested immediately and Company contributions are fully vested after five years of participation. All Named

Executive Officers were fully vested at June 30, 2006. The Retirement Plan is fully funded. For those eligible employees who, under the 1986 Tax Reform Act, are deemed to be highly compensated, their individual Company contribution under the Retirement Plan is reduced. For employees who are eligible, including all Named Executive Officers, there is a non-qualified, Supplemental Employee Retirement Plan (SERP) in which your Company contributes to the account of each individual an amount equal to the reduction in the contribution under the Retirement Plan arising from the provisions of the 1986 Tax Reform Act. Non-U.S. employees are covered by various retirement programs, many mandated by the laws of each particular country.

Stock Incentive Programs

      Your Company’s 2003 Stock Option and Incentive Plan (the “2003 Plan”) permits a variety of stock incentive benefits consisting of: restricted stock, restricted share units, unrestricted share grants, incentive stock options, nonqualified stock options, stock appreciation rights, performance shares, and performance units.

      During fiscal year 2006, Annual Performance Shares (“APS”) applicable to fiscal year 2005 performance were granted to Officers of the Company representing a total of 33,691 shares of Class A Common Stock and 8,554 shares of Class B Common Stock. The number of shares is granted on an annual basis to each particular Officer based upon the attainment of the applicable bonus percentage calculated under the Company’s 2005 Profit Sharing Incentive Bonus Plan as applied to a total potential share award made and approved by the Compensation Committee at the beginning of the fiscal year. To be granted shares, the Officer must be a fulltime employee of the Company, except in the case of death, retirement after attaining the country-specific retirement age (62 in the U.S.), permanent disability, or a determination of ineligibility by the Company. In any of these cases, a pro-rated amount of the award will become fully vested and payable.

      Also during fiscal year 2006, APSs representing a total of 160,700 shares of Class A Common Stock were awarded under the 2003 Plan. The awards will result in grants of Class A Common Stock after the end of fiscal year 2006, based upon 2006 performance and the grant formula noted in the preceding paragraph.

      During fiscal year 2006, Long-Term Performance Shares (“LTPS”) representing a total of 293,607 shares of Class A Common Stock and 58,662 shares of Class B Common Stock were awarded to eligible employees under the 2003 Plan. All LTPSs awarded vest over five years after the date of award with one fifth (1/5) of the award vesting in annual installments each year. The number of shares actually received by each particular employee in each annual installment is based upon the attainment of the applicable bonus percentage calculated under the 2005 Profit Sharing Incentive Bonus Plan for the applicable fiscal year. To be granted shares, the employee must be a fulltime employee of the Company, except in the case of death, retirement after attaining the country-specific retirement age (62 in the U.S.), permanent disability, or a determination of ineligibility by the Company. In any of these cases, a pro-rated amount of the annual installment will become fully vested and payable. Any annual installments for future fiscal years are forfeited.

      During fiscal year 2006, no restricted stock units (RSUs) were awarded. RSUs awarded in prior years vest five years after the date of award. If the employment of a holder of an RSU terminates before the RSU has vested for any reason other than death, retirement at age 62 or older, or total permanent disability, the RSU will be forfeited. If employment terminates due to one of those reasons, the RSU will become fully vested and payable. During fiscal year 2006, 1,875 shares of Class B Common Stock were granted pursuant to the vesting of an RSU as a result of one employee’s retirement.

      APSs, LTPSs and RSUs gain value to eligible employees as the price of your Company’s stock appreciates, thereby increasing the link of the interests of employees with those of the Share Owners.

Option Grants in Last Fiscal Year
      None.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
      The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options and stock appreciation rights held as of the end of the 2006 fiscal year:

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options/SARs at		In-the-Money Options/SARs
	Shares		Fiscal Year End 2006 (#)		at Fiscal Year End 2006 (b)
	Acquired On	Value
Name	Exercise (#)	Realized (a)	Exercisable	Unexercisable	Exercisable	Unexercisable

Douglas A. Habig	None	None	194,040	106,500	$694,740	$495,225
James C. Thyen	None	None	185,468	97,500	659,934	453,375
P. Daniel Miller	None	None	73,631	36,369	313,660	163,225
Donald D. Charron	None	None	78,500	30,000	270,870	139,500
Robert F. Schneider	10,000	$44,700	68,500	30,000	208,680	139,500

(a)	The value is calculated based on the difference between the option exercise price and the closing market price of the Class B Common Stock on the date of exercise, or the selling price on the date of exercise, multiplied by the number of shares to which the exercise relates.

(b)	The value is calculated based on the difference between the option or stock appreciation right exercise price and the Nasdaq quoted closing price for the last business day of the fiscal year ($19.71 per share).
Securities Authorized for Issuance Under Equity Compensation Plans
      The following table summarizes the Company’s equity compensation plans as of June 30, 2006:

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities			Equity Compensation
	to be Issued Upon		Weighted Average	Plans (Excluding
	Exercise of		Exercise Price of	Securities Reflected in
	Outstanding Options		Outstanding Options	First Column)

Equity compensation plans approved by Share Owners	1,719,808	(1)	$15.81	1,392,666	(2)
Equity compensation plans not approved by Share Owners	—		—	—

Total	1,719,808		$15.81	1,392,666

(1)	Shares issuable upon exercise of the Company’s stock options are Class B Common Stock. No Class A shares are available upon exercise of stock options.

(2)	Includes 1,392,666 Class A and Class B shares available for issuance as restricted stock, restricted share units, unrestricted share grants, incentive stock options, nonqualified stock options, performance shares, performance units and stock appreciation rights under the Company’s 2003 Stock Option and Incentive Plan. No shares remain available for issuance under the Company’s prior stock option plans.
Severance Benefits
      In May 2006 the Company adopted a Severance Plan for all domestic fulltime employees providing for payment of a number of weeks of compensation based upon years of service, in addition to certain other benefits, in the event of an involuntary termination in circumstances other than for cause or inadequate performance. In such circumstances, the provisions of the Severance Plan will be controlling in the event of a conflict with payout provisions of other Company compensation or benefit plans. All Executive Officers are eligible for severance benefits either under the Severance Plan or the employment agreements described under “Employment Agreements with Named Executive Officers” elsewhere in this Proxy Statement. These severance benefits provide that awards described under “Stock Incentive Programs” and “Cash Bonus Plans” elsewhere in this Proxy Statement become fully vested and payable under the qualifying circumstances, regardless of provisions to the contrary in any stock incentive award agreement or underlying plan.

Employment Agreements with Named Executive Officers

      On May 1, 2006, your Company entered into an Employment Agreement with each of the Named Executive Officers. Each of the Employment Agreements is in substantially the same form. Pursuant to the Employment Agreements, if the executive’s employment is terminated by the Company without Cause (as defined in the Employment Agreements) or by the executive for Good Reason (as defined in the Employment Agreements), the Company will provide compensation and benefits to the executive as follows:

(i) base salary through the date of termination of employment;

(ii) any deferred and unpaid bonus amounts due for the immediately preceding fiscal year and a prorated amount of the target bonus for the bonus period in which his last day of employment occurs;

(iii) (a) unless the executive’s termination occurs during the one year period before a Change in Control (as defined in the Employment Agreements) of the Company or during the two year period following a Change in Control, severance pay equal to the sum of the executive’s annual base salary at the highest rate in effect during the three years immediately preceding the last day of employment and the higher of either the executive’s target bonus for the period in which the last day of employment occurs or the executive’s average annual bonus award for the three annual bonus periods immediately preceding the last day of employment, plus a reimbursement payment of $50,000 (subject to cost-of-living adjustment) in lieu of continued welfare and fringe benefits, or (b) if the executive’s termination occurs during the one year period preceding a Change in Control or the two year period following a Change in Control, severance pay equal to three times, in the case of James C. Thyen, and two times, in the case of the other executives, the amount determined in (iii)(a) above;

(iv) reimbursement for outplacement service costs up to $75,000, in the case of James C. Thyen, and $25,000, in the case of the other executives;

(v) a payment in cash, shares or a combination thereof equal to the value at the termination date of all options, stock appreciation rights, restricted stock, deferred share units, performance shares, performance units, and bonus plan payments, all of which will become fully vested; and

(vi) payment of all Supplemental Employee Retirement Plan (SERP) benefit amounts, which will become fully vested.

      In the event of other terminations of employment, the executive will receive his base salary through the date of termination and will be entitled to any benefits under the regular terms of the welfare, retirement, bonus, SERP, and equity and incentive plans.

      In addition, upon a Change in Control of the Company, the Company will pay to the executives an amount in cash, shares or a combination thereof equal to the value at the termination date of all options, stock appreciation rights, restricted stock, deferred share units, performance shares, performance units, and bonus plan payments, all of which will become fully vested. In addition, the executive will become fully vested in the SERP and will receive all benefit amounts under that plan. Further, upon a Change in Control, as an incentive for the executive to remain available to assist with transition matters, the Company will offer the executive a retention bonus equal to 50%, in the case of James C. Thyen, and 40%, in the case of the other executives, of the executive’s annual salary, payable in two equal installments, the first after three months following the Change in Control and the second after an additional three months, in each case as long as the executive remains an employee during such time (or if his employment is terminated by the Company without Cause or by the executive for Good Reason).

      The Employment Agreements also provide that in the event the executive incurs any gross income inclusion, interest or additional tax pursuant to Section 409A of the Internal Revenue Code on any payments from the Company, then the Company will make a supplemental payment to the executive in an amount sufficient to pay the resulting tax liability as well as the tax liability on the supplemental payment. In addition, under the Employment Agreements, if any of the Company’s payments to the executive are subject to excise tax (or any interest or penalties incurred due to excise tax) imposed by Section 4999 of the Internal Revenue Code, the executive will be entitled to reimbursement for the amount of the excise tax (plus interest and penalties). The Compensation Committee may, however, decide to reduce or eliminate that reimbursement or to reduce the executive’s compensation to the extent necessary to avoid Section 4999 taxation, if the aggregate compensation payable because of a Change in Control would exceed five percent of the net proceeds of the transaction.

      In addition, the Employment Agreements impose non-competition and non-solicitation obligations on the executives during the term of their employment and for a period of 12 months (or a shorter period, for an executive employed for fewer than 12 months) following termination of employment for any reason.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview

      Your Company applies a consistent philosophy to compensation for all employees, including senior management. The goal of the Compensation Program is to align compensation with business objectives and performance as a key link in increasing Share Owner value. Per the Compensation Committee’s Charter as modified by the Committee in June 2005 and approved by the Board of Directors in October 2005, the Compensation Committee’s purpose is to assist the Board of Directors in the discharge of its fiduciary responsibilities relating to the grant of stock compensation, the fair and competitive compensation of the Chief Executive Officer and other Officers, the Company’s contribution to the Retirement Plan, and the goals and awards under the 2005 Profit Sharing Incentive Bonus Plan. The Committee’s responsibility as delegated by the Board of Directors is to oversee the Company’s stock-related compensation plan, and compensation of your Company’s Executive Officers. Stock compensation issued to the Executives and other Company employees by the Compensation Committee is generally based on the level of individual responsibility. The Company’s Chairman of the Board and President, Chief Executive Officer recommend the salaries and supplemental bonuses of the Company’s other Executive Officers for approval by the Committee.

      The Committee’s responsibilities also include reviewing and approving the annual voluntary Company contribution to the Retirement Plan, and approving profit level targets, certifying target achievement and authorization of payment of bonuses and stock compensation to eligible employees.

Compensation Philosophy

      Since its founding, Kimball International has linked all employees’ compensation to the financial success of your Company. Through the use of incentives, including commissions, profit sharing bonuses, a defined contribution retirement plan (funded in part through a percentage share of corporate profits), Company Class B stock as an available investment option in the Company’s retirement plan, and a stock option and incentive plan, all employees are linked in a common interest with Share Owners in the Company’s short and long-term performance. Total compensation is viewed as more than cash payments and unrelated pieces. The total compensation package is planned and managed to keep various elements of compensation in balance to help maintain the link of a common interest with Share Owners.

      This basic philosophy is acknowledged in your Company’s Guiding Principles, communicated to all employees, which states in part:

“Profits are the ultimate measure of how efficiently and effectively we serve our customers and are the only true source of long-term job security. Profitability and financial resources give us the freedom to shape our future and achieve our vision.”

and

“We want employees to share in their Company’s success, both financially and through personal growth and fulfillment.”

      Our philosophies are translated into practice through specific compensation plans. In this regard, every Kimball International employee has a portion of his or her compensation linked to Company performance.

•	Most production employees’ pay includes incentive elements, either on an individual basis or through team participation. Compensation rises and falls with changes in productivity and production processes. Holiday and vacation compensation is also tied directly to compensation, including incentive compensation.

•	Field sales personnel compensation generally includes commissions related to sales. Compensation rises and falls with sales.

•	All salaried employees, except those paid a sales-based commission, participate in the 2005 Profit Sharing Incentive Bonus Plan. This plan is based on economic profit. It is believed the link to economic profit will help focus our decision-makers on the most effective use of capital and will improve the focus of providing excellent returns on the investments to you, our Share Owners.

•	Key personnel participate in the 2003 Stock Option and Incentive Plan, strengthening the link to a common interest with Share Owners.

•	Under the 2003 Stock Option and Incentive Plan, performance share grants are made to officers and key personnel, tying the 2005 Profit Sharing Incentive Bonus Plan economic profit performance targets to grants of Company stock.

•	The Retirement Plan for all eligible domestic employees is funded in part through Company contributions directly related to Company profitability. The Retirement Plan is participant-directed and investment options include a Kimball Stock Fund, affording eligible employees an incentive to align their Kimball stock holdings with their personal financial needs.

      See “Cash Bonus Plans”, “Stock Incentive Programs”, and “Retirement Plans” elsewhere in this Proxy Statement for a further description of these plans and programs.

      Combining the 2005 Profit Sharing Incentive Bonus Plan for short-term incentive and the 2003 Stock Option and Incentive Plan for long-term incentive, key managers, including senior management, have a significant portion of their total potential personal compensation tied to Company performance related to profitability and Share Owners’ returns.

      The Committee believes that your Company’s historical and ongoing strategy of strongly linking compensation of all employees to Company financial performance serves the best interests of Share Owners by enabling employees to share in the Company’s risk and success. It is the Committee’s intent to continue this strategy, refining programs consistent with changing business needs, to assure a continuing commitment to financial success.

      The Committee recognizes that it is important to have retention and other benefit programs in place to align the interests of senior management and other key employees with the interests of Share Owners. To that end, the Committee approved, and on May 1, 2006, the Company entered into new employment agreements with all but one of the Company’s Executive Officers. See “Employment Agreements with Named Executive Officers” elsewhere in this Proxy Statement for a description of the terms of such employment agreements. These employment agreements were approved by the Committee with the purpose of bringing the Company more in line with competitive practices within the industries in which it operates as well as to enhance the retention of executives in the interests of Share Owners and to protect the interests of the Company by way of covenants not to compete.

      To further link the interests of your Company’s key decision makers to the interests of Share Owners, the Board of Directors, in 1997, adopted an Executive Stock Ownership policy based on the belief that key decision makers who have the greatest influence on the success of your Company should own significant amounts of your Company’s stock. The amount of stock to be owned increases at each level of responsibility and the policy allows a number of years for each individual to attain the required level of stock ownership.

Chief Executive Officer’s Compensation

      In the context of historical practice, the annual salary of the Chief Executive Officer is based upon numerous subjective factors, including responsibility level, overall conduct of corporate affairs, and leadership in progress towards achieving strategic objectives. The Committee does not target any specific quartile of public survey data for any component of the Chief Executive Officer’s total compensation, nor does it utilize any specific target or formula, but does review compensation of the chief executive officers of other manufacturing companies of similar size in sales. At its August 2006 meeting, the Committee carefully reviewed performance, competitive market data and other factors noted above, and determined that a salary increase was warranted for the Chief Executive Officer. The Committee unanimously approved a salary increase from the annualized base of $776,360 to $822,900 for the fiscal year ending June 30, 2007.

      Under your Company’s 2005 Profit Sharing Incentive Bonus Plan described elsewhere in this Proxy Statement, the Chief Executive Officer’s bonus for fiscal year 2006, based upon the predetermined formula approved by the Compensation Committee of the Board at its August 2005 meeting, was 60% of salary, compared to 26% and 38% in 2005 and 2004, respectively. Under the Supplemental Bonus Plan, also described elsewhere in this Proxy Statement, no award was made to James C. Thyen for fiscal years 2006, 2005 and 2004. Primarily due to market-focused salary adjustments, greater emphasis on economic profit driven bonus, and reduced emphasis on the more subjective Supplemental Bonus Plan, no awards under that plan have been made to Mr. Thyen since he began serving as Chief Executive Officer. The Committee is confident that the Chief Executive Officer’s compensation provides significant incentives through at-risk compensation in the 2005 Profit Sharing Incentive Bonus Plan and long-term incentives. The Committee further believes that Mr. Thyen’s compensation is in alignment with Share Owner interests. Thus, taking into consideration the cash bonus which can be earned under the Company’s 2005 Profit Sharing Incentive Bonus Plan and stock compensation, including performance based shares, a significant portion of the total potential compensation of the Chief Executive Officer, as well as the other Executive Officers, is tied directly to performance related to profitability and your Company’s stock price.

      In addition, on May 1, 2006, the Company entered into a new employment agreement with Mr. Thyen, with the purpose described above under “Compensation Philosophy” and with the terms described in “Employment Agreements with Named Executive Officers.”

      The Compensation Committee is aware of all elements of the Chief Executive Officer’s compensation package and reviews itemized reports detailing each element of his compensation. Your Chief Executive Officer receives no other form of compensation. A significant portion of his total compensation, bonus and stock compensation, is linked directly to the performance of your Company.

Review of All Components of Executive Compensation

      The Committee has reviewed all components of the compensation provided to the Chief Executive Officer and other Executive Officers, including base salary, annual bonus, stock compensation, the dollar value to the executive and cost to the Company of all perquisites and the projected payout obligations under several potential severance and change-in-control scenarios.

Other

      The Committee has also considered the potential effect of Section 162(m) of the Internal Revenue Code, which limits the deductibility of non-performance-based Executive compensation in excess of $1,000,000. In fiscal year 2006, none of the Company’s Officers covered under the law had non-performance-based annual compensation in excess of $1,000,000. Thus, all such compensation will be deductible for tax purposes. Restricted Stock Units awarded in prior years vest over time and therefore are not considered “performance-

based compensation.” The Committee will continue to monitor your Company’s compensation program in relation to Section 162(m).

      The Committee is also cognizant of the significant amount of shares of your Company stock presently owned by the Chief Executive Officer and reporting Executive Officers which helps assure a strong link with the common interest of Share Owners in the Company’s long-term success. No loans of Company funds have ever been made to Executive Officers for the purchase of Company stock.

Conclusion

      Attracting and retaining talented and motivated management is essential to creating long-term shareholder value. The Committee believes that providing a comprehensive and competitive, performance-based compensation program helps to achieve this goal by aligning the interests of Executive Officers and other key employees with those of Share Owners.

      Based on its review, the Committee has found the Chief Executive Officer’s and other Executive Officers’ total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive.

Compensation Committee

Dr. Jack R. Wentworth (Chairperson)	Polly B. Kawalek
Geoffrey L. Stringer

PERFORMANCE GRAPH

      The graph below compares the cumulative total return to Share Owners on the Class B Common Stock of your Company from June 30, 2001, through June 30, 2006, the last business day in the respective fiscal years, to the cumulative total return of the S&P Midcap 400 Index and the NASDAQ U.S. Composite Index for the same period of time. Your Board of Directors does not believe that any published specific industry or line of business index adequately represents the current operations of your Company or that it can identify a peer group that merits comparison. The graph assumes $100 is invested in your Company stock and each of the two indexes at the closing market quotations on June 30, 2001, and that dividends are reinvested. The performances shown on the graph are not necessarily indicative of future price performance.

	2001	2002	2003	2004	2005	2006

Kimball International, Inc.	100.0	107.0	104.4	104.9	98.2	153.8

S&P Midcap 400 Index	100.0	95.3	94.6	121.1	138.1	156.0

NASDAQ U.S. Composite Index	100.0	67.8	75.6	95.6	96.7	103.1

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions, internal control over financial reporting, and financial reporting processes. The Audit Committee operates under a written charter, which has been approved by the Board of Directors and is reviewed and reassessed annually or as circumstances dictate by the Audit Committee. The Audit Committee modifies the written charter, as necessary, to comply with all regulatory requirements as or before they become effective. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A and is available on the Company’s website at www.ir.kimball.com. During the fiscal year ended June 30, 2006, the Audit Committee was comprised of at least three directors as required per the Audit Committee Charter. All members of the Audit Committee meet the independence and experience requirements of The NASDAQ Stock Market LLC and the Securities and Exchange Commission.
     Management is responsible for the Company’s accounting functions, internal control over financial reporting, and financial reporting processes. The Company’s independent registered public accounting firm is responsible for auditing and expressing an opinion in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) on the Company’s consolidated financial statements, the effectiveness of the Company’s internal control over financial reporting, and management’s assessment of the effectiveness of the internal control over financial reporting.
     In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the June 30, 2006 financial statements including a discussion of the acceptability and quality of the accounting principles, the reasonableness of critical accounting policies and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), the alternative treatments of financial information within accounting principles generally accepted in the United States of America that have been discussed with management (including the ramifications of the use of such alternative treatments preferred by the independent registered public accounting firm), the schedule of unadjusted differences, the management representation letter, certain matters regarding internal control over financial reporting, the independent registered public accounting firm’s opinion (including consent), and the engagement letter. The Audit Committee also received written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.
     The Audit Committee reviewed the overall scope of the audits performed by the internal auditor and the independent registered public accounting firm. The Audit Committee meets with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting. The Audit Committee also discussed with management and the independent registered public accounting firm, management’s report on, and the independent registered public accounting firm’s report on and audit of, the Company’s internal control over financial reporting. The Audit Committee also meets at least two times annually in a separate executive session with only members present.
     It is not the duty of the Audit Committee to perform audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the independent registered public accounting firm. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2006, to be filed with the Securities and Exchange Commission.
Respectfully submitted,
THE AUDIT COMMITTEE
Harry W. Bowman (Chairperson)
Gary P. Critser
Polly B. Kawalek
Geoffrey L. Stringer

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      Deloitte & Touche, LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively the “Deloitte Entities”) audited the Company’s annual financial statements for the fiscal year ended June 30, 2006. The Audit Committee has appointed the Deloitte Entities to be the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2007.

      Representatives of the Deloitte Entities will be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

	2006	2005

	Deloitte Entities	Deloitte Entities

Audit Fees (a)	$1,135,575	$1,102,350

Audit-Related Fees (b)	82,571	47,676

Tax Fees (c)	295,336	228,080

All Other Fees	—	—

Total	$1,513,482	$1,378,106

(a)	Includes fees paid for the audit of the annual financial statements, for the audit of internal control over financial reporting, for the audit of management’s assessment of internal control over financial reporting, for the review of the quarterly financial statements and for the statutory audits of international subsidiaries.

(b)	Consists of fees paid for the audit of benefit plans and agreed-upon procedures related to the Company’s internal controls where management takes responsibility for the scope and assertions in those engagements.

(c)	Consists of fees paid for tax compliance and related tax services.

Consideration of Services Provided by the Independent Registered Public Accounting Firm

      The Audit Committee approves all audit and non-audit services provided by the independent registered public accounting firm prior to the services being performed. The Audit Committee has established a pre-approval process for services provided by the independent registered public accounting firm which complies with the requirements of the Sarbanes-Oxley Act of 2002. A description of the pre-approval process is attached to this Proxy Statement as Appendix B. The Audit Committee has considered whether all services provided are compatible with maintaining the independent registered public accounting firm’s independence in accordance with this pre-approval process and has determined that such services are compatible.

APPENDIX A

KIMBALL INTERNATIONAL, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.	PURPOSE

      The primary function of the Audit Committee is to provide independent, objective oversight of Kimball International, Inc.’s (Kimball) accounting functions and internal controls, and financial reporting.

      The management of Kimball is responsible for the accounting and related systems of internal controls. The Audit Committee, in carrying out its role, relies on senior management, including senior financial management, the internal audit group, the independent registered public accounting firm, and other parties as the Audit Committee deems appropriate.

      The Audit Committee’s primary duties and responsibilities are to:

•	Monitor and oversee the accounting functions, financial reporting processes, and internal controls.

•	Serve as an independent and objective party to review and appraise the audit efforts of Kimball’s independent registered public accounting firm and internal audit group.

•	Provide an open avenue of communication among the Company’s independent registered public accounting firm, financial and senior management, the internal audit group, and the Board of Directors.

II.	COMPOSITION

      The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent directors as defined within The NASDAQ Stock Market, LLC and the Securities and Exchange Commission Audit Committee Requirements.

      All Audit Committee members shall be “financially literate” as defined by The NASDAQ Audit Committee Requirements. At least one member of the Audit Committee shall qualify as an “audit committee financial expert” as defined by The NASDAQ Audit Committee Requirements.

      The members of the Audit Committee shall be appointed by the Board of Directors at the annual organizational meeting of the Board.

III.	MEETINGS

      The Audit Committee holds at least seven annual sessions — three formal in-person meetings and four teleconference calls, unless circumstances would dictate additional sessions are warranted. The Audit Committee holds update sessions during each quarter to discuss the results of the Company’s independent registered public accounting firm’s review of the quarterly financial statements and to review appropriate regulatory security filings prior to filing both the earnings press release and the security filing for the period. The update occurs during a single session each quarter with the exception of the fourth quarter whereby two individual sessions occur due to the fourth quarter earnings release and regulatory filing occurring on separate dates.

      During the update sessions, the Audit Committee (with, at the minimum, the committee chairman or designee present) will discuss the quarterly earnings release collectively with financial management, the independent registered public accounting firm, and the internal audit group. The discussion will include significant transactions during the quarter, any key changes in or new disclosures effective in the quarter, non-recurring accounting adjustments, including changes in estimates and new accounting policies; as well as disagreements, if any, in the application of generally accepted accounting principles between the independent registered public accounting firm and management. The discussion will further encompass the independent registered public accounting firm’s judgment as to the “quality” of the reported earnings and preferability of accounting policies. In addition, the CEO and CFO will disclose to the Audit Committee any significant deficiencies in the internal controls or fraud detected based upon their most recent evaluation. Each of these quarterly audit update sessions will involve a separate executive session, if appropriate, where Audit Committee members, the independent registered public accounting firm and the internal auditor can meet without management present, to discuss matters each of these groups may believe should be discussed privately.

      As part of its responsibility to foster open communication, the Audit Committee shall meet at least annually with management, the director of internal audit, and the independent registered public accounting firm in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

      Audit Committee decisions can be approved by unanimous written consent from all the members.

IV.	AUDIT COMMITTEE PROCESSES

Review of Charter

      1. Review and reassess the adequacy of the Audit Committee Charter at least annually or as conditions dictate.

      2. Complete an annual Audit Committee self-evaluation.

      3. Support the annual assessment of the Audit Committee by the Corporate Governance Committee on behalf of the Board of Directors.

Staffing/ Independence of Auditors

      1. Review activities, organizational structure, and qualifications of the internal audit group.

      2. Select, evaluate, and, where appropriate, replace the independent registered public accounting firm. The independent registered public accounting firm is ultimately accountable to the Audit Committee, as representatives of the shareholders.

      3. On an annual basis, review the independent registered public accounting firm’s internal quality control procedures and related material issues resulting from recent reviews.

      4. On an annual basis, ensure the receipt of a written statement from the independent registered public accounting firm delineating all relationships between the firm and the Company, and a letter confirming that in the firm’s judgment, it is independent of the Company consistent with Independence Standards Board Standard No. 1. Actively engage in a dialogue with the independent registered public accounting firm with respect to any disclosed relationships or services which may impact the objectivity and independence of the firm. Based upon the information received from and discussions conducted with the independent registered public accounting firm, make a resolution that the firm is independent or, if necessary, take appropriate action to ensure the independence of the firm.

      5. Approve all fees and other compensation to be paid to the independent registered public accounting firm. In addition, any audit or non-audit services by the independent registered public accounting firm are to be approved by the Audit Committee in advance of the services being performed. Under the pre-approval process as disclosed in Kimball’s public filings, the Chairperson of the Audit Committee may be delegated the authority to approve services to be performed.

Planning of the Audit

      1. Review, at least annually, the independent registered public accounting firm’s and internal audit group’s joint business and financial risk assessment and resulting audit plan.

Audit Process

      1. Review significant changes, if any, in the execution of the independent registered public accounting firm’s and internal audit’s previously reviewed joint audit plan.

      2. Review significant changes to Kimball’s accounting principles and practices as suggested by financial management, the independent registered public accounting firm, or internal audit group.

      3. Consider the independent registered public accounting firm’s judgments about the preferability and level of conservatism of Kimball’s accounting principles as applied in its financial reporting.

      4. Ensure the independent registered public accounting firm conducts a SAS 71 Interim Financial Review prior to the quarterly earnings release and Kimball’s filing of its Form 10-Q.

      5. At least annually during a regular session, meet with financial management, the internal audit group, and the independent registered public accounting firm in separate executive sessions to discuss any matters, including the internal control environment, that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

      6. As a part of the regularly scheduled meetings, the Audit Committee members will meet at least 2 times annually in separate executive sessions.

      7. Receive, review, and retain concerns regarding questionable accounting, internal accounting controls, or auditing matters submitted confidentially and anonymously by employees in accordance with the established whistle-blower procedures.

      8. Following completion of the Annual Audit, review separately with each of financial management, the independent registered public accounting firm and internal audit group any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

Reporting of Audit Results

      1. Review the reports prepared by the independent registered public accounting firm and/or the internal audit group summarizing significant deficiencies and material weaknesses including management’s response to those weaknesses.

      2. Review with financial management, the independent registered public accounting firm, and the internal audit group the quarterly earnings release prior to public dissemination.

      3. Review and discuss the audited financial statements with management.

      4. Discuss with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, including significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management. As a part of this discussion, review with both Kimball management and the independent registered public accounting firm (1) the selection, application and disclosure of critical accounting policies; and (2) all alternative treatments within GAAP for policies and practices related to material items that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent registered public accounting firm.

      5. Obtain from and review with the independent registered public accounting firm the following: schedule of unadjusted differences, management representation letters, reports on observations and recommendations on internal control, and engagement letter.

      6. Prepare a report to be included in Kimball’s proxy statement in accordance with rules established by the Securities and Exchange Commission.

      7. Report activities to the full Board of Directors on a regular basis including whether it recommends that the audited financial statements be included in the Annual Report on Form 10-K; and report the Audit Committee’s assessment of the independence of the independent registered public accounting firm.

APPENDIX B

APPROVAL PROCESS FOR SERVICES PERFORMED BY

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Objective

      To ensure the independent registered public accounting firm is independent in both fact and appearance with respect to the audit of the financial statements of Kimball International, Inc. (Company).

Process

      The independent registered public accounting firm of Kimball International, Inc. reports to and is engaged by the Audit Committee of the Company. Prior to the engagement of the independent registered public accounting firm to render service, the service and fees are approved by the Audit Committee. The Audit Committee will not engage the independent registered public accounting firm for any non-audit service that is specifically prohibited by the regulations nor will approval be granted for any non-audit service that individually or in the aggregate, in the Audit Committee’s opinion, impairs the independence of the independent registered public accounting firm with respect to the audit of the financial statements of the Company. Pre-approval of services is obtained either (1) by explicit pre-approval of individual services from the Audit Committee or (2) by general pre-approval for certain tax compliance services.

      The Audit Committee has delegated authority to the Audit Committee Chairperson to grant approval required by this policy for any service engagements that arise between Audit Committee meetings. During the next regularly scheduled Audit Committee meeting, or sooner as appropriate, the Audit Committee Chairperson updates the full committee of approved independent registered public accounting firm services for informational purposes.

      The independent registered public accounting firm has reviewed the Policy and believes that the Policy will not adversely affect the auditor’s independence.

KIMBALL INTERNATIONAL, INC.
c/o National City Bank
Shareholder Services Operations
LOC 5352
P. O. Box 94509
Cleveland, OH 44101-4509
V o t e  b y  T e l e p h o n e
Have your Proxy Card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.
V o t e  b y  I n t e r n e t
Have your Proxy Card available when you access the website http://www.cesvote.com and follow the simple instructions to record your vote.
V o t e  b y  M a i l
Please mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh PA 15253-9837.

Vote by Telephone
Call Toll-Free using a
Touch-Tone phone:
1-888-693-8683

Vote by Internet
Access the Website and
Cast your vote:
http://www.cesvote.com

Vote by Mail
Return your Proxy
in the Postage-paid
envelope provided

Vote 24 hours a day, 7 days a week!
If you vote by telephone or Internet, please do not mail your Proxy Card.

è

Proxy must be signed and dated below.
ê Please fold and detach card at perforation before mailing. ê

Kimball International, Inc.	Class A Proxy
This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Share Owners on October 17, 2006. I appoint James C. Thyen and Douglas A. Habig, or either of them, each with full power of substitution, as Proxies to vote all shares of CLASS A COMMON STOCK of Kimball International, Inc. standing in my name on its books at the close of business on August 15, 2006, at the annual meeting of its share owners to be held at the principal offices of the Company located at 1600 Royal Street, Jasper, Indiana, at 9:30 A.M., Central Daylight Time, on Tuesday, October 17, 2006, and at any adjournments thereof, with respect to the following matters:
THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.

Signature(s)

Signature(s)

Date:	, 2006

(If stock is registered in the name of more than one person, the Proxy should be signed by all named owners. If signing as attorney, executor, administrator, trustee, guardian, corporate official, etc., please give full title as such.)

ADMISSION TICKET
Please bring this ticket if you choose to attend the Annual Meeting.
It will expedite your admittance when presented upon your arrival.
A photo identification will also be required.
KIMBALL INTERNATIONAL, INC.
Annual Meeting of Share Owners
Tuesday, October 17, 2006
9:30 a.m. CDT
1600 Royal Street
Jasper, IN 47549
812-482-1600

é  Please fold and detach card at perforation.  é
Y o u r  v o t e  i s  i m p o r t a n t !
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the manner as if you marked, signed and returned your Proxy Card.
ê  Please fold and detach card at perforation before mailing.   ê

Kimball International, Inc.	Class A Proxy

This Proxy when properly executed will be voted in the manner directed by the undersigned share owner.
If no direction is made, this Proxy will be voted for Proposal 1. Please mark box ■ or ☒

1.	ELECTION OF DIRECTORS

	Nominees:	(01) Douglas A. Habig	(02) James C. Thyen	(03) John B. Habig	(04) Ronald J. Thyen
		(05) Christine M. Vujovich	(06) John T. Thyen	(07) Polly B. Kawalek	(08) Harry W. Bowman
		(09) Geoffrey L. Stringer	(10) Gary P. Critser

❑	FOR all nominees listed above	❑	WITHHOLD AUTHORITY
	(except as marked to the contrary below)		to vote for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write such nominee’s name(s) on the space provided below.)

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
IMPORTANT—THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

KIMBAL INTERNATIONAL, INC.
c/o National City Bank
Shareholder Services Operations
LOC 5352
P. O. Box 94509
Cleveland, OH 44101-4509
V o t e  b y  T e l e p h o n e
Have your Proxy Card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone phone and please follow the simple instructions to record your vote.
V o t e  b y  I n t e r n e t
Have your Proxy Card available when you access the website http://www.cesvote.com and please follow the simple instructions to record your vote.
V o t e  b y  M a i l
Please mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh PA 15253-9837.

Vote by Telephone
Call Toll-Free using a
Touch-Tone phone:
1-888-693-8683

Vote by Internet
Access the Website and
Cast your vote:
http://www.cesvote.com

Vote by Mail
Return your Proxy
in the Postage-paid
envelope provided

Vote 24 hours a day, 7 days a week!
Kimball Retirement Plan participant votes must be received by 6:00 a.m. Eastern Daylight Time on October 13, 2006 to be counted in the final tabulation.
If you vote by telephone or Internet, please do not mail your Proxy Card.

è

Proxy must be signed and dated below.
ê Please fold and detach card at perforation before mailing. ê

Kimball International, Inc.	Class B Proxy

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Share Owners on October 17, 2006.
I appoint James C. Thyen and Douglas A. Habig, or either of them, each with full power of substitution, as Proxies to vote all shares of CLASS B COMMON STOCK of Kimball International, Inc. standing in my name on its books at the close of business on August 15, 2006, at the annual meeting of its share owners to be held at the principal offices of the Company located at 1600 Royal Street, Jasper, Indiana, at 9:30 A.M., Central Daylight Time, on Tuesday, October 17, 2006, and at any adjournments thereof, with respect to the following matters:
THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.

Signature(s)

Signature(s)

Date:	, 2006

(If stock is registered in the name of more than one person, the Proxy should be signed by all named owners. If signing as attorney, executor, administrator, trustee, guardian, corporate official, etc., please give full title as such.)

ADMISSION TICKET
Please bring this ticket if you choose to attend the Annual Meeting.
It will expedite your admittance when presented upon your arrival.
A photo identification will also be required.
KIMBALL INTERNATIONAL, INC.
Annual Meeting of Share Owners
Tuesday, October 17, 2006
9:30 a.m. CDT
1600 Royal Street
Jasper, IN 47549
812-482-1600

é Please fold and detach card at perforation. é
Y o u r  v o t e  i s  i m p o r t a n t !
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the manner as if you marked, signed and returned your Proxy Card.
ê Please fold and detach card at perforation before mailing. ê

Kimball International, Inc.	Class B Proxy

This Proxy when properly executed will be voted in the manner directed by the undersigned share owner.
If no direction is made, this Proxy will be voted for Proposal 1, except for Kimball Retirement Plan participants, which if no direction is made, this proxy will be voted in accordance with the terms of the plan. Please mark box ■ or ☒
1.	ELECTION OF DIRECTOR

Nominee: (1) Dr. Jack R. Wentworth

❑	FOR the nominee listed above	❑	WITHHOLD AUTHORITY
to vote for the nominee listed above
2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
IMPORTANT—THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.